Exhibit 99.2

Forward-Looking Statement These concerning our possible or assumed future results or otherwise speak to future events and may be preceded by, followed “projects,” statements future cash flows and changes in any of the foregoing are forward-looking statements. Forward-looking statements are performance may differ materially from those expressed or implied in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. These factors include strategies, supply respond economic conditions in areas where we operate, trade and regulatory matters, the ability to generate cash flows or obtain financing to fund growth and the cost of such financing, and other factors and risks discussed herein, and our

Agenda
Perspective and Key Initiatives
Chairman and Chief Executive Officer
Tom Adams
First-Quarter Performance
Vice President Investor Relations and External Affairs
Robert Gibney
Financial Highlights
Senior Vice President and Chief Financial Officer
Mary Mikkelson
Q&A 3

Current Macro-Economic Situation
[Graphic Appears Here]
2007 Forecast2.4%2.5%4.8%2006 Estimate3.3%2.9%5.2% Regional Health Gauge (major country proxy)
Consensus Economics Source: 4

Q1 2007 EPS Bridge (vs. Q1 2006)
Primary Cost Drivers
5.3MM) 3.5MM) 4.3MM) 1.4MM)9.0MM)1.6MM 5.2MM2.3MM$ $ $ $$ $ $$ ( ( ( (( Uerdingen HIF Start-up & other Specialty Inputs
Volume DD&A Mfg. input expenses and freight Cornerstone Improvements Fixed costs Variable costs

Cornerstone Execution
Status Summary
Teams on track or ahead of schedule Remain committed to target attainment Beginning to realize benefits in the bottom line
$MM
(Days) Inv., Rec., & Pay.
in Inv., Rec., & Pay. ($MM)Change
$MM 6
* Does not include 2,200-acre LandWell sales

Uerdingen, Germany





- World-Class Sulfate Process
- New High Ilmenite Feed Process
- Annual Capacity = 107,000 MT
- Strategic Option Status:
  - Robert W. Baird Investment Banker
  - Offering memorandum sent
  - Indicative bids due in May
  - Expect sale and purchase agreement completed by midyear assuming we get value for the business

7

Outlook 2007 Global TiO2 Market Demand Growth Capacity Inventory Levels 2007 vs. 2006Utilization 2.8% — 3.2%Low 90sSeasonal Norms Strong fundamentals in Asia-Pacific and Europe Optimistic for U.S. rebound in demand second half 2007 — 2008 Ongoing Project Cornerstone improvements to baseline business Focus on growing chloride capacity in Asia-Pacific 2008+ Favorable industry supply / demand dynamics moving forward

First-Quarter Preliminary Results

($MM)	First Quarter 2007	First Quarter 2006
Net Sales	$ 339.1	$ 338.8
Cost of Sales	301.3	276.0
Gross Margin	37.8	62.8
Income (Loss) From Continuing Ops.	(9.0)	23.6
Diluted EPS From Continuing Ops.	(0.22)	0.58

Higher Per Unit Costs Associated with Lower Production, Increased DD&A and Uerdingen HIF Start-Up

2006 Includes $12.9MM U.S. Navy Reimbursement (after tax)

9

TRONOX
INCORPORATED



Process Chemicals & Energy Outlook

United States

- Chlorine prices continue to soften
- Caustic increased in Q1, offset by lower usage

European Union

- Process chemical prices increasing in European Union
- Energy prices moving higher

2007 U.S. Natural Gas Hedges	Q2	Q3	Q4
Amount hedged	~50%	~30%	~30%
Weighted price with basis ($/MMBtu)	$7.53	$7.61	$8.40

10

TiO2 Pigment Sales +1%Production -4% ($MM)200(in thousands of tonnes) 350 598 180589 330 160 310 $311.6$315.4 151 140145 290 270120 250100 Q1Q1Q1Q1 2006200720062007 Good Volume Growth Reduced Operating Rates to Primarily in Asia-PacificMatch Demand Offset by Weak North American Demand 11

Electrolytic Sales -13%Operating Profit (Loss) 50($MM)30 ($MM) 40 20 $21.8 30 $27.210 20$23.7 Q2 100 ($.8) 0-10 Q1Q1Q1Q1 2006200720062007 Lower EMD Demand2006 Includes U.S. Navy Settlement of $20.5MM 12

Debt Pay Down Term Loan$0.5 Million Payment 200($MM)$11.1 Million Additional $190Payment in April $178.4 150 100 50 0 Q4April 20062007 13

Financial Items Financial Items1Q 2007 ($MM)2007Outlook Interest Expense$12.3$48 to $52 Capital Expenditures$14$81 Effective Tax Rate-5% 10% SG&A Expense$36$130 to $135* *Increase in SG&A forecast represents ~$5MM net reclass into net sales. No impact to operating profit. 14

Environmental As of 3/31/2007 Reserves = $221MM Receivables = $ 71MM* *Excludes anticipated future receivables of $41MM from DOE for West Chicago 2007 Net Cash Spend Projected = $40MM to $45MM 15

Henderson, Nevada 2,200-acre development Tronox 100% owned land ~150 acres LandWell Company participation Tronox U.S. portfolio $250MM Target Over 4 Years on Track
Land Sales Highlights

Q&A www.tronox.com